Exhibit 10.5

Execution Copy

CLOSING ESCROW AGREEMENT

This Closing Escrow Agreement, dated as of November 2, 2010 (this “Agreement”), is entered into by and among THT Heat Transfer Technology, Inc., a Nevada corporation (the "Company"), Infinity I-China Fund (Cayman) L.P. (the "Investment Agent") and Escrow, LLC, with its principal offices located at 360 Main St., Washington, VA 22747 (the “Escrow Agent”). The Investment Agent and the Company are sometimes each referred to herein as an "Escrowing Party" and collectively, the "Escrowing Parties."

WITNESSETH:

WHEREAS, the Company proposes to make a private offering pursuant to the Securities Act of 1933, as amended (the “Offering”) of approximately Fourteen Million Dollars ($14,000,000) (the “Offering Amount”) of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), pursuant to a Securities Purchase Agreement, dated as of November 2, 2010, by and among the Company and the investors party thereto (the "Investors," and such agreement, the "Securities Purchase Agreement"), and

WHEREAS, the Company and the Investment Agent desire to deposit all gross proceeds received from subscriptions for the shares of Common Stock being sold (the "Securities") in the Offering (the “Escrowed Funds”) with the Escrow Agent, to be held in escrow until joint written instructions are received by the Escrow Agent from the Company and the Investment Agent, from time to time, at which time the Escrow Agent will disburse the Escrowed Funds in accordance with such joint written instructions (a “Closing”); and

WHEREAS, Escrow Agent is willing to hold the Escrowed Funds in escrow in subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1.     Appointment of Escrow Agent. The Company and the Investment Agent hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2.     Delivery of the Escrowed Funds.

2.1     Within fifteen calendar days after the Company’s U.S. legal counsel has delivered a written notice to the Investment Agent, confirming that the definitive Schedule 14C Information Statement related to this Offering has being filed with the Securities and Exchange Commission, the Investors in the Offering shall deliver the Escrowed Funds to the Escrow Agent, addressed to the following account of the Escrow Agent:

Domestic:

Virginia Commerce Bank
Leesburg, VA
ABA#056005253
Account Name: Escrow, LLC
Account #: 01194186

International:

Correspondent Bank: Wells Fargo Bank, San Francisco, CA
SWIFT#: WFBIUS6S
Credit Account #: 412-11-08146
Virginia Commerce Bank
FBO Account Name: Escrow, LLC
Account: 01194186

2.2     (a) All Investors’ checks shall be made payable to “Escrow, LLC" and shall be delivered to the Escrow Agent at the address set forth on Exhibit A hereto and shall be accompanied by a written account of subscription in the form attached hereto as Exhibit B (the “Subscription Information”). The Escrow Agent shall, upon receipt of Subscription Information, together with the related purchase price being paid by such Investor therefore (the "Investment Amount"), deposit the related Investment Amount of such Subscription Information in the Escrow Account for collection; or (b) all funds to be wired shall be wired to the account set forth in Section 2.1 above and written Subscription Information shall be faxed or emailed to the Escrow Agent in accordance with the information provided on Exhibit A.

2.3     Any checks which are received by the Escrow Agent that are made payable to a party other than the Escrow Agent shall be returned directly to the Investment Agent together with any documents delivered therewith. Simultaneously with each deposit of a check with the Escrow Agent, each Investor shall provide the Escrow Agent with the Subscription Information to include the name, address and taxpayer identification number of such Investor and the amount of Securities subscribed for by such Investor. The Escrow Agent is not obligated, and may refuse, to accept checks that are not accompanied by a Subscription Information containing the requisite information.

2.4     In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received Subscription Information, the Escrow Agent shall notify the Investment Agent. If the Escrow Agent does not receive the Subscription Information by such Investor prior to close of business on the third business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of Virginia) after notifying the Investment Agent of receipt of said wire, the Escrow Agent shall return the funds to such Investor.

3.     Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Agreement, as follows:

3.1      Upon receipt of both (i) written notice (“Confirmation Notice”) from the Investment Agent confirming that the conditions to closing under Section 5.1 of the Securities Purchase Agreement have been satisfied or waived in accordance with the Securities Purchase Agreement and (ii) joint written notice (“Joint Notice”) from the Company and the Investment Agent, in substantially the form of Exhibit C hereto, such Joint Notice shall be provided within three (3) calendar days after the Confirmation Notice, the Escrow Agent shall release the Escrowed Funds as directed in such instructions.

3.2     In the event this Agreement, the Escrowed Funds or the Escrow Agent becomes the subject of litigation, the Company authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Escrow Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

3.3     In the event that the Escrow Agent does not receive any instructions by a date that is 60 days from the date of this Agreement (the “Escrow Termination Date”), all Escrowed Funds shall be returned to the parties from which they were received, without interest thereon or deduction therefrom.

4.     Exculpation and Indemnification of Escrow Agent.

4.1     The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person other than itself to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any other party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the parties hereto, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

4.2     The Escrow Agent shall not be liable to the Company or the Investment Agent or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

4.3     The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, the Investment Agent, or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

4.4     The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, the Investment Agent, or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5     To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds to the Company to the extent due to the Company in accordance with the instructions delivered as set forth in Exhibit C such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless by the Company against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

4.6     The Escrow Agent and Investment Agent will be indemnified and held harmless by the Company from and against all expenses, including all reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent or Investment Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent or Investment Agent hereunder, except for claims relating to gross negligence or willful misconduct by Escrow Agent or Investment Agent or breach of this Agreement by the Escrow Agent or Investment Agent, or the monies or other property held by it hereunder. Promptly after the receipt of the Escrow Agent or Investment Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent or Investment Agent, as applicable, shall, if a claim in respect thereof is to be made against an Escrowing Party, notify each of them thereof in writing, but the failure by the Escrow Agent or Investment Agent, as applicable, to give such notice shall not relieve any such party from any liability which an Escrowing Party may have to the Escrow Agent or Investment Agent hereunder.

4.7 For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.     Termination of Agreement and Resignation of Escrow Agent.

5.1     This Agreement shall terminate upon disbursement of all of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the Company under Section 4 shall survive the termination hereof.

5.2     The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Investment Agent at least fifteen (15) business days written notice thereof (the “Notice Period”). Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such fifteen (15) Business Day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing the Investors’ checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company and the Investment Agent within the Notice Period, turn over to a successor escrow agent appointed by the Company and the Investment Agent all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

6.     Form of Payments by Escrow Agent.

6.1     Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Parties.

6.2     All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

7.     Compensation.

7.1	The Company shall pay a documentation fee to the Escrow Agent of $2,500.00, out of the Closing.

7.2

Closing Fee: The Company shall pay a fee of $500 to the Escrow Agent at each Closing. For purposes of this Section 7.2, a Closing shall mean each time the Escrow Agent receives the Joint Notice from the Company and the Investment Agent to disburse Escrowed Funds in accordance with the terms of this Agreement.

7.3	Interest. The Company hereby agrees that Escrow Agent shall retain 100% of the interest earned during the time the Escrowed Funds are held in escrow hereunder.

8.     Notices. All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to parties hereto at their respective addresses first set forth on Exhibit A hereto.

9.     Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10.     Consent to Service of Process. The Company and the Investment Agent hereby irrevocably consent to the jurisdiction of the courts of the State of Virginia and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

11.     Miscellaneous.

11.1     This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

11.2     This Agreement and the rights and obligations hereunder of the parties to this Agreement may not be assigned. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent and the Escrowing Parties. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.3     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Virginia. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12.     Execution of Counterparts. This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

ESCROW AGENT:

ESCROW, LLC

By:_______________________________
      Name: Johnnie L. Zarecor
      Title: Vice-President

COMPANY:

THT HEAT TRANSFER TECHNOLOGY, INC.

By:_______________________________
      Name: Guohong Zhao
      Title: Chief Executive Officer

INVESTMENT AGENT:

INFINITY I-CHINA FUND (CAYMAN) L.P.

By:_______________________________
      Name:
      Title:

[Signature page to Closing Escrow Agreement]

EXHIBIT A
PARTIES TO AGREEMENT

Company Name: THT Heat Transfer Technology, Inc.
Address: No. 5 Nanhua Road, Tiexi District, Siping City, Jilin Province
Country: People's Republic of China, 136000
Attention.: President
Telephone: 86-434-3265241
Fax: 86-434-3265455
Email: hjjhcy@126.com

____________________________________
Guohong Zhao

Escrow Agent
Escrow, LLC
20 Rock Point, Suite 204
Warrenton, VA 20186
Attention: Johnnie Zarecor
Telephone: (540) 347-2212
Fax: (540) 347-2291
Email: jzarecor@escrowllc.net

____________________________
Johnnie L. Zarecor

Infinity I-China Fund (Cayman) L.P.
ADDRESS
Telephone:
Fax:
Email:

____________________________

EXHIBIT B
SUBCRIPTION INFORMATION

Name of Investor

Address of Investor

$ Amount of Securities
Subscribed

Subscription Amount
Submitted Herewith

Taxpayer ID Number/
Social Security Number

EXHIBIT C

DISBURSEMENT REQUEST

Pursuant to that certain Agreement by and among THT Heat Transfer Technology, Inc., Infinity I-China Fund (Cayman) L.P., and Escrow, LLC, the Company and Investment Agent hereby request disbursement of funds in the amount and manner described below from Virginia Commerce Bank account 01194186 for domestic wiring and Wells Fargo Bank account number 412-11-08146 for international wiring, FBO Virginia Commerce Bank account 01194186 styled Escrow, LLC.

Please disburse to:
Amount to disburse:
Form of distribution:
Payee:
Name:
Address:
City/State:
Zip:

Please disburse to:
Amount to disburse:
Form of distribution:
Payee:
Name:
Address:
City/State:
Zip:

Subscriptions Accepted From

Investor	Amount

Total:

Statement of event or condition which calls for this request for disbursement:
_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

COMPANY:

THT HEAT TRANSFER
TECHNOLOGY, INC.

By:_______________________________
Name:
Title:

INVESTMENT AGENT:

INFINITY I-CHINA FUND (CAYMAN)
L.P.

By:_______________________________
Name:
Title: